                                         NOTE

$1,800,000.00                    June 24, 1992              Seattle, Washington

      FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of SEATTLE-FIRST NATIONAL BANK, a national banking association, at its principal office in the City of Seattle, Washington, or at such other place or places as any holder hereof may in writing designate, the sum of ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00) in lawful money of the United States, together with interest thereon in like lawful money from the date of disbursement until paid at the rate of eight percent (8.000%) per annum, and after maturity, or after default, at the rate of four percent (4%) per annum above the interest rate otherwise in effect hereunder (the "default rate"), interest payable monthly as it accrues, both principal and interest to be payable in monthly installments of FIFTEEN THOUSAND FIFTY-FIVE AND 92/100 DOLLARS ($15,055.92), one such payment of principal and interest to become due on the first day of each month hereafter commencing with September 1, 1992 and continuing until the principal and interest are fully paid except that the final payment of principal and interest shall be due and payable August 1, 1999. Each such installment shall be applied first to interest to the due date of such installment, balance to principal, except that if any late charge is not paid and/or any advance made by the holder hereof under the terms of any instrument securing this Note is not repaid, any monies received, at the option of the holder, may first be applied to pay such late charge and/or advances plus interest thereon, and the balance shall be applied on account of any installment due. Interest shall be calculated using a 30-day month and a 360-day year.

                                      PREPAYMENT

      The undersigned may not prepay a portion of the principal but may prepay the whole outstanding principal, provided, however, that a prepayment fee is paid as set forth below. This prepayment fee shall be payable whether such prepayment is by voluntary prepayment, operation of law, acceleration or otherwise.

      The amount of the prepayment fee depends on the following:

      1) The amount by which interest rates have changed between the time the interest rate was fixed and the time the loan is prepaid. Certain U.S. Treasury rates are used as a benchmark to measure changes in interest rate levels.

              a) A "reference rate" equal to the average interest rate yield at the time the rate is fixed for U.S. Government Securities having maturities equivalent to the fixed rate period will be assigned to this loan at the time the rate is fixed. This rate represents interest rate levels at the time the rate is fixed.

              b) An "applicable rate," determined as described below, represents interest rate levels at the time of prepayment.

      2)      The amount of principal prepaid.

      3) A prepayment fee factor (see "prepayment fee factor schedule" below). The factor is used to approximate the economic loss to the holder of this Note resulting from a one dollar prepayment if rates were to drop by one percent from the time the rate was fixed.

                            CALCULATION OF PREPAYMENT FEE

      If the reference rate is lower than or equal to the applicable rate, there is no prepayment fee.

      If the applicable rate is lower than the reference rate, the prepayment fee shall be equal to the difference between the reference rate and the applicable rate (as a decimal), multiplied by the appropriate factor from the prepayment fee factor schedule, multiplied by the principal amount of this loan which is prepaid.

      EXAMPLE:

      An amortizing loan (with balloon) with remaining principal of $850,000 is fully prepaid with 24 months remaining in the fixed rate period. A reference rate of 10% was assigned to the loan when the rate was fixed. The applicable rate (as determined by current 24 month U.S. Treasury rates) is 8.5%. Rates are therefore judged to have dropped by 1.5% since the rate was fixed, and a prepayment fee applies. A prepayment fee factor of 1.7 is determined from the tables below, and the prepayment fee is computed as follows:

Prepayment Fee = (.10 - .085) x (1.7) x ($850,000) = $21,675

                                   APPLICABLE RATES

      The applicable rate is equal to the average interest rate yield at the time of prepayment for U.S. Government Securities having maturities equivalent to the remaining fixed rate period.


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

      The applicable rate shall be determined from the Federal Reserve Statistical Release (Publication H.15 (519)) in the "This Week" (most recent week) column under the heading:

              U.S. Government Securities-Treasury Constant Maturities (if the remaining fixed rate period is one year or more);

              OR

              U.S. Government Securities Treasury Bills-Secondary Market (if the remaining fixed rate period is less than one year);

      Interpolated to the nearest month.

      Rates listed in the Federal Reserve Statistical Release for maturities of less than one year are on a discount rate basis, and these rates shall be converted to a coupon equivalent basis, based upon a 365-day year. The Statistical Release published on Monday shall be used for calculation of prepayment fees payable on the following Tuesday through the following Monday, with appropriate adjustment if the day of publication changes.

                           PREPAYMENT FEE FACTOR SCHEDULES

                      TABLE I.  AMORTIZlNG LOANS WITHOUT BALLOON

                     Months Remaining in the Fixed Rate Period (1)
           --------------------------------------------------------------
Factors       0    12    24    36    48    60    84   120   240   360
           --------------------------------------------------------------
              0    .7   1.2   1.8   2.3   2.8   3.8   5.0   7.5   8.5

                       TABLE II.  AMORTIZlNG LOANS WITH BALLOON

                     Months Remaining in the Fixed Rate Period (1)
           --------------------------------------------------------------
Factors       0    12    24    36    48    60    84   120   240   360
           --------------------------------------------------------------
              0    .9   1.7   2.4   3.1   3.7   4.7   5.9   7.9   8.6

      (1) If the remaining fixed rate period is between any two time periods in the above schedules, interpolate between the corresponding factors to the closest month.

      The holder of this Note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury obligations as a condition to receiving a prepayment fee as calculated above. Maker agrees that this prepayment fee is the bargained-for consideration to the holder for permitting prepayment and the above is not a liquidated damages provision. This prepayment fee provision is to be interpreted in a manner that would make it enforceable to the fullest extent permitted by law, with any portion of the fee that is unenforceable being stricken or otherwise changed to cause the fee, as revised, to be enforced.

      If any payment is not received by the holder on or before fifteen (15) days after its due date, the holder, at its option, may assess a late charge equal to four percent (4%) of each dollar not timely paid. If the payment is not made on or before the fifteenth day of the first month following the month in which it is due, an additional 4% will be charged. An additional 4% will be charged for each successive month the payment remains fifteen (15) days past due. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. Such late charge shall be due and payable on demand, and the holder, at its option, may (a) refuse any late payment or any subsequent payment unless accompanied by such late charge, (b) add such late charge to the principal balance of this Note, (c) pay any late charge with advances from the loan proceeds or (d) treat the failure to pay such late charge as demanded as a default hereunder. If such late charge is added to the principal balance of this Note, it shall bear interest at the default rate.

      In the event the undersigned does not pay interest when due, the holder, at its option, in addition to charging interest at the default rate, may a) charge interest on said interest at the same rate as on principal; b) add said interest to the principal balance where it will become a part thereof, and bear interest at the same rate as the principal; or c) pay said interest with advances of the loan proceeds which advances shall likewise bear interest at the same rate as the principal.

      If default be made in compliance with the provisions of any instrument securing this Note or in the payment of any installment when due under this Note, then, or at any time thereafter, at the option of the legal holder of this Note, the whole of the principal sum then remaining unpaid, together with all interest accrued thereon, shall become immediately due and payable without notice, and any lien given to secure its payment may be foreclosed. Such acceleration of the debt shall be deemed to be a prepayment, and the undersigned shall also pay to the holder, in addition to such amounts, an amount equal to the prepayment fee which would otherwise have been payable as hereinbefore provided had the undersigned exercised the privilege to prepay this Note in full. Failure of the holder to exercise this acceleration option, or any other right the holder may, in such event, be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default. If this Note is placed in the hands of an attorney for collection or is collected through any court of competent jurisdiction (including the Bankruptcy Court) or through other legal proceedings, the undersigned promise(s) to pay the reasonable attorney's fees of holder, including allocated costs of in-house counsel, and all other costs, and expenses, incurred by the holder in connection with such collection, whether or not suit is commenced and whether incurred at trial or any appeal therefrom, and any costs, expenses or losses related to the fixed rate.

      The undersigned and all endorsers and all persons liable or to become liable on this Note, waive demand, protest and notice of demand, and protest and nonpayment, and consent to any and all renewals and extensions in the time of payment hereof and further agree that at any time the terms of payment hereof may be modified or security released by agreement between the holder hereof and any owner of the premises affected by the instrument securing this Note without affecting the liability of any party to this Note or of any person liable or to become liable with respect to any indebtedness evidenced hereby.

      In any action or proceeding to recover any sum herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted. All of the covenants, provisions and conditions herein contained are made on behalf of, and shall apply to and bind the respective heirs, devisees, personal representatives, successors and assigns of the parties hereto, jointly and severally. Each and every party signing or endorsing this Note binds himself as principal and not as surety.

      The obligation evidenced by this Note is exclusively for commercial or business purposes.

      The undersigned consents to the nonexclusive personal jurisdiction and venue of the courts of the state where the real property is located and the federal courts located therein in any action relating to or arising out of the enforcement or interpretation of this Note. The undersigned further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

      This Note is executed to evidence an actual loan in the face amount hereof and repayment is secured by a Deed of Trust or Mortgage, in favor of the holder hereof affecting real property in King County, Washington and will be governed by the laws of the state of Washington affecting real property in King County, Washington.

      At the time this loan is closed, the undersigned agrees that the interest rate, the reference rate and the amount of the monthly payment will be inserted above by the holder of this Note.

/X/ If this box is checked, the holder is authorized to deduct the payment(s) on this Note and any other sums secured by the Deed of Trust securing this Note on the fifth day of each month from Seafirst Deposit Account No. 53075297 or such other Seafirst Deposit Account as may be authorized in the future.

/X/ If this box is checked, the holder is authorized to deposit the advance(s) on this loan, subject to the terms of the loan documents, to Seafirst Deposit Account No. 53075297.

                                    IDS/SHURGARD INCOME GROWTH PARTNERS L.P.
                                    II, a Washington limited partnership

                                    By:  Shurgard Associates L.P. II, a
                                         Washington limited partnership,
                                         general partner

                                         By:  Shurgard General Partner, Inc., a
                                              Washington corporation, general
                                              partner

                                              By:  Harrell Beck
                                                   ----------------------------
                                              Its: Treasurer

                                              By:
                                                   ----------------------------
                                              Its:
                                                   ----------------------------

                                              By   Charles K. Barbo
                                                   ----------------------------
                                                   Charles K. Barbo, general
                                                   partner

                                              By   Arthur W. Buerk
                                                   ----------------------------
                                                   Arthur W. Buerk, general
                                                   partner


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